UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2014

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-546-879-555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders	3
SIGNATURES	4

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 27, 2014, Sensata Technologies Holding N.V. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to, among other things, report the results of the voting at the Annual Meeting of Shareholders of the Company held on May 22, 2014 (the “Annual Meeting”) on a non-binding advisory vote on the frequency of future non-binding, advisory votes on executive compensation. This Current Report on Form 8-K/A is being filed to update the disclosure under “Item 5.07, Submission of Matters to a Vote of Security Holders” of the Original 8-K to provide information regarding the Company's evaluation and determination based on that vote. No other changes are being made to the Original 8-K.

As reported in the Original 8-K, a majority of the shares that voted at the Annual Meeting on the non-binding advisory vote on the frequency of future non-binding, advisory votes on executive compensation voted for the Company to hold such future non-binding, advisory votes every year. In accordance with the voting results of our shareholders on May 22, 2014, on July 15, 2014 the Company’s Board of Directors resolved that an advisory vote to approve the compensation of the named executive officers of the Company will be conducted every year, until the next shareholder advisory vote on the frequency of the advisory vote to approve the compensation of the named executive officers of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Paul Vasington
Date: July 18, 2014	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

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